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                                                          (Exhibit 23.1 to S-4)



                          CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the use in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of our report dated February 20, 1997 relating to the consolidated financial statements of Premier Financial Bancorp, Inc. and Subsidiaries as of December 31, 1996 and 1995 and for the years then ended, incorporated therein by reference, and to the reference to our firm under the heading "Experts" in such Proxy Statement/Prospectus.




                                                  /s/ Eskew & Gresham, PSC


                                                  ESKEW & GRESHAM, PSC


January 23, 1998
Lexington, Kentucky